THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                 TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT.

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into as of the 31st day of October, 2001 by and between COMMUNITY RESOURCE MORTGAGE, INC. (the "Company"), a wholly owned subsidiary of COMMUNITY BANKSHARES, INC. ("CBI"), and WADE DOUROUX (the "Employee").

                                    RECITALS:

         A. The Employee is, as of the date hereof, employed by the Company as an executive officer, and the Company desires to insure the Employee's continued employment with the Company.

         B. The Company and the Employee mutually desire that their employment relationship be set forth under the terms of a written employment agreement.

         In consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows :

         1. Employment. The Company agrees to employ the Employee, and the Employee agrees to serve the Company, on the terms and conditions, set forth herein.

         2. Term of Employment. The employment of the Employee by the Company, as provided under Section 1, shall commence on the date hereof and end on October 31, 2004 (the "Term of Employment") unless further extended in writing with the express reference to this Agreement or sooner terminated as hereinafter provided. Commencing on the third anniversary of the date of this Agreement, and on each annual anniversary thereafter, the Term of Employment shall automatically be extended for an additional year unless 90 days prior to the anniversary the company gives notice to the Employee that the Term of Employment will not be extended. The provisions of this Agreement related to Employee's employment, other than the "Change of Control" provisions contained in Section 6.b. will not apply after the Term of Employment has expired and any continuing employment of the Employee thereafter will be at-will and not subject to the terms and conditions of this Agreement, except as provided expressly herein.

         3. Position and Duties. The Employee shall serve on a full-time basis as President of the Company and shall be responsible for all duties, authorities and responsibilities as set forth in the Bylaws of the Company and shall assume such additional responsibilities and authority as may from time to time be assigned to him by the Board of Directors of the Company. The Employee shall perform his responsibilities and duties in the best interests of the Company and CBI.

         4. Place of Performance. In connection with the Employee's employment hereunder, the Employee shall be based initially at the Company's office located in Columbia, South Carolina, subject to reasonable travel or relocation necessary to the business of the Company.

         5. Compensation and Benefits. In consideration of the Employee's performance of his duties hereunder, the Company shall provide the Employee with the following compensation and benefits during the term of his employment hereunder.

                  a. Base Salary. During his full-time employment, Employee shall receive a per annum base salary of $96,000.00, payable in equal installments in arrears on the last day of the month or on such other payroll schedule as is used by the Company for other employees. During the term of the Employee's employment under this Agreement, the Company's Board of Directors periodically will review and may increase (but not decrease) the Employee's base salary rate, all in accordance with the Company's salary administration policies and procedures in effect from time to time; and each change in the base salary amount listed in this Section shall become the new base salary amount. The Company shall have no obligation to increase the Employee's base salary rate at any particular time or in any particular amount, and any such increase shall be in the sole and absolute discretion of the Board of Directors of the Company.

                  b. Bonus and Incentive Compensation. The Company shall pay to the Employee with respect to each fiscal year during the term of the Employee's employment hereunder, such cash bonus as shall be determined pursuant to a bonus plan adopted by the Board of Directors of the Company for key employees. In addition, and without diminution of any other compensation or benefit provided for in this Agreement, the Employee may be given the opportunity to participate in certain incentive compensation plans that may be adopted by the Company or in such plans that may be adopted or sponsored by the CBI, which participation opportunity may be offered to the Employee in the sole discretion of CBI and the Company.

                  c. Expenses. The Company, as applicable, shall reimburse the Employee for all proper and reasonable out-of-pocket expenses incurred by the Employee in his performance of services hereunder, including all such expenses of travel and living expense while away from home on business of the Company, provided that such expenses are incurred and accounted for in accordance with the regular policies and procedures established by the Company from time to time.

                  d. Vacations. The Employee shall be entitled to the number of vacation days in each calendar year, determined in accordance with the Company's vacation plan as applicable to the Employee, as well as to all paid holidays provided by the Company to its employees.


         6. Compensation and Benefits in the Event of Termination. In the event of the termination of the Employee's employment by the Company or by the Employee during the term of this Agreement, compensation and benefits shall be paid as set forth below.

                  a. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (i)      "Cause" shall mean

                                    (A) the breach by Employee  of any  material
                           provision of this Agreement, provided that Company gives the Employee written notice of such failure and such failure is not cured within thirty (30) days thereafter;

                                    (B) the willful and continued failure by the
                           Employee to substantially perform his duties under this Agreement (other than the Employee's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Company, which demand specifically identifies the manner in which the Employee is alleged to have not substantially performed his duties;

                                    (C) the willful  engaging by the Employee in
                           misconduct (criminal, immoral or otherwise) which is materially injurious to the Company, CBI, or either of their officers, directors, shareholders, employees, or customers, monetarily or otherwise;

                                    (D) the  Employee's  conviction of a felony;
                           or

                                    (E)  the  commission  in the  course  of the
                           Employee's   employment   of   an   act   of   fraud,
                           embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Company shall, in good faith, deem to have resulted in the Employee's becoming unbondable under CBI's "banker's blanket bond."

                           (ii) A "Change of Control"  of the  Company  shall be
                  deemed to have been effected for purposes of this agreement if either:

                                    (A)  voting  control  of  CBI  is  acquired,
                           directly or indirectly, by any person or group acting in concert,

                                    (B) CBI is  merged  with or into  any  other
                           entity and CBI is not the surviving entity of the merger,

                                    (C) voting  control of any subsidiary of CBI
                           by which subsidiary Employee is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or

                                    (D) any  subsidiary of CBI by which employee
                           is principally employed is merged with or into another entity which is not also a subsidiary of CBI and such subsidiary is not the surviving entity of the merger.

                           (iii)    "Date of Termination" shall mean:

                                    (A)  if   the   Employee's   employment   is
                           terminated by reason of his death, his date of death;

                                    (B)  if   the   Employee's   employment   is
                           terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties as provided under sub-paragraph (iv) of this paragraph a; or

                                    (C)  if   the   Employee's   employment   is
                           terminated by action of either party for any other reason, the date specified in the Notice of Termination; provided, however, that if within thirty
                           (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                           (iv) "Disability"  shall mean the Employee's  failure
                  to satisfactorily perform the essential functions of his office on a full-time basis for one hundred and eighty (180) consecutive days, with or without accommodation, by reason of the Employee's incapacity resulting from physical or mental illness or impairment, except where within fifteen (15) days after Notice of Termination is given following such absence, the Employee shall have returned to the satisfactory, full time performance of such duties. Any determination of Disability hereunder shall be made by the Board of Directors of the Company in good faith and on the basis of the certificates of at least three (3) qualified physicians chosen by it for such purpose, one (1) of whom shall be the Employee's regular attending physician.

                           (v)      "Good Reason" shall mean either:

                                    (A)  Failure by the  Company to comply  with
                           any material provision of this Agreement, provided that the Employee gives the Company written notice of such failure and such failure is not cured within thirty (30) days thereafter;

                                    (B)  Failure  by the  Company  to obtain the
                           assumption of its obligations under this Agreement by any successor;

                                    (C) The  failure  by the  Company  to comply
                           with Section 5 of this Agreement; or

                                    (D)  Any   purported   termination   of  the
                           Employee's employment by action of the Company which is not effected pursuant to a Notice of Termination.

                           (vi) "Notice of Termination" shall mean a written notice which shall include the specific termination provision under this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. Any purported termination of the Employee's employment hereunder by action of either party shall be communicated by delivery of a Notice of Termination to the other party.

                           (vii) "Retirement" shall mean termination of the Employee's employment pursuant to the Company's regular retirement policy applicable to the position held by the Employee at the time of such termination.

                  b. Termination Within Six Months After a Change of Control.

                           (i) If Employee  terminates his  employment  with the
                  Company or is terminated by the Company with a Date of Termination within six months following the effective date of a Change of Control, upon such termination Employee shall be entitled to a lump sum payment equal to twice the Employee's annual base salary amount in effect at the Date of Termination. If, however, the amount of any such lump sum payment, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code, as amended, (the "Code") equals or exceeds the base amount described in such Section 280G, then the amount due hereunder shall be adjusted to have a value of three times the base amount under
                  Section 280G less $100.

                           (ii) This  paragraph b. shall  initially be effective
                  for a period of five years from the effective date of this Agreement; provided, however, that commencing on the first anniversary after the date of this Agreement, and on each annual anniversary thereafter, the effectiveness of this paragraph b. shall automatically be extended for an additional year, unless 30 days prior to the anniversary the Company gives notice to the Employee that the effectiveness of this paragraph b. will not be extended.

                           (iii) Any amount paid under this paragraph b. will be
                  deemed severance pay. Employee will be under any duty to mitigate damages and no income received by employee thereafter shall reduce the amount due Employee hereunder.

                           (iv) If Employee should die after the occurrence of a
                  Change of Control and while any amount would still be payable to Employee hereunder if Employee had continue to live but not be in the employ of the Company, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee or other designee or, if there be no such devisee or designee, to Employee's estate.

                  c. Termination For Cause, Disability, Death, Retirement or Other Than for Good Reason. If the Employee's employment hereunder is terminated during the Term of Employment by action of the Company for Cause; by action of the Employee not for Good Reason, or by reason of the Employee's death, Disability or Retirement and the provisions of paragraph b above do not apply, the following compensation and benefits shall be paid and provided the Employee (or his beneficiary):

                           (i) The Employee's base salary provided under paragraph a. of Section 5 through the last day of the month in which the Date of Termination occurs, at the annual rate in effect at the time Notice of Termination is given (or death
                  occurs),   to  the  extent   unpaid  prior  to  such  Date  of
                  Termination;

                           (ii) Any bonus under  paragraph b. of Section 5 which
                  has been awarded prior to the Date of Termination, to the extent unpaid prior to such date;

                           (iii) Any benefits to which the Employee (or his beneficiary) may be entitled as a result of such termination, under the terms and conditions of the pertinent plans or arrangements in effect at the time of the Notice of Termination under paragraph d. of Section 5; and

                           (iv) Any amounts  due the  Employee  with  respect to
                  paragraph c. of Section 5 as of the Date of Termination.

                  d. Termination for Good Reason or Other Than For Cause, Disability, Death or Retirement. In the event the Employee's employment hereunder is terminated during the Term of Employment other than by reason of the Employee's death, Disability or Retirement, and by action of the Employee for Good Reason, or by action of the Company other than for Cause, and the provisions of paragraph b. above do not apply, the Company shall pay and provide the Employee the compensation and benefits stipulated under paragraph c. immediately above; provided, however, in addition thereto and without setoff, the following compensation shall be paid and provided the Employee:

                           (i) For the remaining  Term of Employment  under this
                  Agreement,

                                    (A) the Company shall continue to pay to the
                           Employee the base salary provided for in Section 5.a. above (at the Employee's base salary rate provided for in that Section immediately prior to the Date of Termination) and,

                                    (B)  at  its  sole  cost  and  expense,  the
                           Company will continue to provide the Employee with the insurance coverages he would have had had he remained as an employee of the Company or with insurance coverages substantially equivalent thereto, or, at the Company's request (and so long as such coverage reasonably can be obtained by the Employee himself), the Employee will obtain substantially equivalent insurance coverages from insurance companies chosen by him and the Company promptly will reimburse Employee for premium costs actually incurred by him from time to time for the same.

                           (ii) If  termination  pursuant to this  paragraph  c.
                  shall occur during the last twelve months of the term of this Agreement, the Employee shall be entitled to receive the base salary pursuant to Section 5a. and the insurance benefits discussed immediately above for a period of twelve months subsequent to such termination. The base salary shall continue to be payable in equal installments in arrears on the last day of the month; provided, however if the payment under this paragraph, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Code) then the amount due hereunder shall be adjusted to have a value of three times the base amount under Section 280G less $100.

         7.       Confidentiality.

                  a. The Employee recognizes that his activities on behalf of the Company require considerable responsibility and trust. Relying on the ethical responsibilities and undivided loyalty of the Employee, the Company has and will and CBI and its subsidiaries will in the future entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Confidential Information (as defined below).

                  b. For the purposes of this Agreement, "Confidential Information" means any data or information, that is material to the Company, CBI or the subsidiaries of CBI, and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes (without limitation): i. the sales records, circulation, profit and performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods of the Company, CBI or the subsidiaries of CBI, and all other business records of the Company, CBI or the subsidiaries of CBI; ii. the identities of the customers of the Company, CBI or the subsidiaries of CBI, their specific demands, and their current and anticipated requirements for the products of the Company, CBI or the subsidiaries of CBI. iii. the business plans and internal financial statements and projections of the Company, CBI or the subsidiaries of CBI; and iv. the specifics of any specialized products or services of the Company, CBI or the subsidiary of CBI may offer or provide to its customers.

                  c. The Employee recognizes the proprietary and sensitive nature of the Company, CBI and its subsidiaries' Confidential Information. The Employee agrees to abide by all of the Company's and CBI's rules and procedures designed to protect their Confidential Information and to preserve and maintain all such information in strict confidence during the Employee's engagement with the Company and as long thereafter as the Confidential Information remains, in the sole opinion of the Company, CBI and its Subsidiaries, proprietary and confidential to the Company, CBI and its subsidiaries. The Employee agrees not to use, disclose or in any other way use or disseminate any Confidential Information to any person not properly authorized by the Company, CBI or the subsidiaries of CBI.

         8. Return of Materials. Upon the request of the Company, and in any event, upon the termination of the Employee's employment, the Employee must return to the Company, CBI or the subsidiaries of CBI and leave at the disposal of the Company, CBI or the subsidiaries of CBI, all memoranda, notes, records, and other documents pertaining to the business of the Company, CBI and the subsidiaries of CBI, or the Employee's specific duties for such entities (including all copies of such materials). The Employee must also return to the Company, CBI and the subsidiaries of CBI, and leave at the disposal of the Company, CBI and the subsidiaries of CBI, all materials involving any Confidential Information of the respective entities.

         9. Implementation. The covenants contained herein shall be construed as covenants independent of one another, and as obligations distinct from any other contract between the Employee and the Company. Any claim the Employee may have against the Company shall not constitute a defense to enforcement by the Company of this Agreement. The covenants made by the Employee herein shall survive termination of the Employee's employment, regardless of who causes the termination and under what circumstances.

         10. Restrictive Covenant. In consideration of the Company's employment of the Employee, the Employee agrees that, in addition to any other limitation, prior to the end of the Term of Employment hereunder, the termination of this Agreement or the completion of base salary payments pursuant to Section 6.d. above, whichever is later, he will not, within a twenty-five (25) mile radius of any operating office of CBI, any of its subsidiaries, or the Company, manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any business engaged in the origination, underwriting or funding of residential mortgage loans that are of a type that can legally be originated, underwritten or funded by the Company, CBI or its subsidiaries on the date of such termination. The Employee further agrees, regardless of the circumstances of the termination of employment, that for a period of twelve (12) months after the termination of his employment hereunder, or the completion of Base Salary payments pursuant to section 6.d. above, he will not solicit the business or patronage, directly or indirectly, from any customers of the Company (or any other office of CBI or of a subsidiary of CBI if Employee should have been employed by and located at such office) and the Employee will not seek to or assist others to persuade any employee of the Company engaged in similar work or related to the Company's work to discontinue employment with the Company or seek employment or engage in any business of the Company. Furthermore, the Employee will not communicate to any person, firm or corporation any information related to customer lists, prices, secrets or other Confidential Information which he might from time to time acquire with respect to the business of the Company, CBI, or its subsidiaries, or any of their affiliates. The Employee agrees to disclose the contents of this Agreement to any subsequent employer for a period of twelve (12) months following termination of his employment hereunder, or completion of base salary payments pursuant to 6.d. above, whichever is later.

         11. Remedies for Breach of Employment Contract. Irreparable harm shall be presumed if the Employee breaches any covenant of this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to the Employee's employment, and the Company, CBI and the subsidiaries of CBI are depending upon absolute compliance. Damages would probably be very difficult to ascertain if the Employee breached any covenant in this Agreement. This Agreement is intended to protect the proprietary rights of the Company, CBI and the subsidiaries of CBI in many important ways. In light of these facts, the Employee agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the request of the Company, CBI the subsidiaries of CBI, and the Employee specifically releases the Company, CBI, and the subsidiaries of CBI, from the requirement to post any bond in connection with a temporary or interlocutory injunctive relief, to the extent permitted by law.

         12. Withholding. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

         13. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Company:   Community Resource Mortgage, Inc.
                           2215 Devine Street
                           Columbia, South Carolina 29205

         With a copy to:   Community Bankshares, Inc.
                           791 Broughton Street
                           Orangeburg, South Carolina 29115

         With a copy to:   George S. King, Esq.
                           Haynsworth Sinkler Boyd, P.A.
                           1426 Main Street
                           12th Floor
                           Columbia, South Carolina 29201

         To the Employee:  A. Wade Douroux
                           3111 Kershaw Street
                           Columbia, South Carolina 29205

         14. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee or other designee, or if there be no such devisee or designee, to the Employee's estate.

         15. Modification, Waiver or Discharge. No provision of this Agreement maybe modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Employee or the Company may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Company, or under any established personnel practice or policy applicable to the Employee.

         16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina without regard to the laws of such state governing conflicts of laws.

         17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

         18. Miscellaneous.

                  (a) No Right of Set-Off, Etc. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation against any payments to the Employee, his beneficiaries or estates provided for in this Agreement.

                  (b) No Adequate Remedy At Law. The Company and the Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Employee hereby agree and consent that the other shall be entitled to decree of specific


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         performance,   mandamus,   or  other  appropriate   remedy  to  enforce
         performance of such agreements.

                  (c) Non-Assignability. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the
         Employee from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Employee's estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

                  (d) Enforcement of Agreement; Attorneys' Fees. In the event litigation or arbitration is commenced by the Employee against the Company in seeking to obtain or enforce any right, benefit or payment under this Agreement or to enforce any obligation of the Company described herein, then, provided the Employee shall prevail in such litigation or arbitration, the Company shall be obligated to pay all reasonable expenses(including without limitation all reasonable attorneys' fees and court costs) paid or incurred by the Employee in connection with such litigation.

                  (e) Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration pursuant to the Federal Arbitration Act or the South Carolina Uniform Arbitration Act, as applicable, under the applicable rules of the American Arbitration Association and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided that either party may seek injunctive relief to enforce provisions of this Agreement without initiating an arbitration proceeding. The location of any arbitration shall be Orangeburg, South Carolina. Any civil action seeking injunctive relief, challenging an arbitration proceeding or award or otherwise related to this Agreement will be instituted and maintained in the federal or state courts for Orangeburg County, South Carolina and the parties hereby consent to the personal jurisdiction of said courts.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Employee and the Company (by action of its duly authorized officer) have executed this Agreement on the date first above written.

                               COMMUNITY RESOURCE MORTGAGE, INC.


                               By:----------------------------------------------

                                        Its:------------------------------------


                                   ---------------------------------------------
                                                 WADE DOUROUX


















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